EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-80177, 333-82249, 333-34570, 333-51878, 333-76272, 333-87618, 333-102434, 333-104169, 333-109895, 333-112022, 333-116187, 333-122054, 333-124092, and 333-146195) of F5 Networks, Inc. of our report dated November 16, 2007 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Seattle, WA
November 19, 2007